Exhibit 99.1

FOR IMMEDIATE RELEASE

CENTURYLINK TO ACQUIRE LEVEL 3 COMMUNICATIONS

•      New Company will be the Second Largest Domestic Communications Provider Serving Global Enterprise Customers

•      Combined Company Will Deliver Comprehensive Services and Solutions Over an Owned Network that Connects More Than 350 Metropolitan Areas with Approximately 75,000 On-Net Buildings

•      Transaction Valued at Approximately $34 Billion

•      Expect to Achieve $975 Million in Annual Run-Rate Cash Synergies that will Enhance Ability to Invest in Advanced Networks

•      Transaction Expected to be Accretive to Free Cash Flow in First Year Following Close and Significantly Accretive on an Annual Run-Rate Basis

•      Expect to Maintain CenturyLink’s Annual Dividend of $2.16 Per Share

•      Companies to Host Conference Call Today at 8:00 A.M. ET

Monroe, LA. and Broomfield, CO. — October 31, 2016 — CenturyLink (NYSE: CTL) and Level 3 Communications, Inc. (NYSE: LVLT) today announced that their Boards of Directors have unanimously approved a definitive merger agreement under which CenturyLink will acquire Level 3 in a cash and stock transaction valued at approximately $34 billion, including the assumption of debt. Under terms of the agreement, Level 3 shareholders will receive $26.50 per share in cash and a fixed exchange ratio of 1.4286 shares of CenturyLink stock for each Level 3 share they own, which implies a purchase price of $66.50 per Level 3 share (based on a CenturyLink $28.00 per share reference price) and a premium of approximately 42 percent based on Level 3’s unaffected closing share price of $46.92 on October 26, 2016, the last trading day prior to market speculation about a potential transaction. Upon the closing of the transaction, CenturyLink shareholders will own approximately 51 percent and Level 3 shareholders will own approximately 49 percent of the combined company.

The combined company will have the ability to offer CenturyLink’s larger enterprise customer base the benefits of Level 3’s global footprint with a combined presence in more than 60 countries. In addition, the combined company will be positioned to further invest in the reach and speeds of its broadband infrastructure for small businesses and consumers.

“The digital economy relies on broadband connectivity, and together with Level 3 we will have one of the most robust fiber network and high-speed data services companies in the world,” said Glen Post, CenturyLink Chief Executive Officer and President. “This transaction furthers our commitment to providing our customers with the network to improve their lives and strengthen their businesses. It is this focus on providing fiber connectivity that will continue to distinguish CenturyLink from our competitors. CenturyLink shareholders will benefit from the significant synergies and financial flexibility provided by the combined company’s revenue growth and strong cash flow. For employees, this combination will bring together two highly customer-focused organizations and provide employees growth and advancement opportunities the companies could not offer separately.”

“This is a compelling transaction for our customers, shareholders and employees,” said Jeff Storey, President and Chief Executive Officer of Level 3. “In addition to the substantial value delivered to shareholders, the combined company will be uniquely positioned to meet the evolving and global needs of enterprise customers.”

Strategic and Financial Benefits

•      Highly Complementary Businesses with Expanded Fiber Networks: This transaction increases CenturyLink’s network by 200,000 route miles of fiber, which includes 64,000 route miles in 350 metropolitan areas and 33,000 subsea route miles connecting multiple continents. Accounting for those served by both companies, CenturyLink’s on-net buildings are expected to increase by nearly 75 percent to approximately 75,000, including 10,000 buildings in EMEA and Latin America. Overall, the complementary domestic and international networks will provide cost efficiencies by focusing capital investment on increasing capacity and extending the reach of the combined company’s high-bandwidth fiber network.

•      Enhanced Competitive Offerings in Business Network Services: The combined company will have significantly improved network capabilities, creating a world-class enterprise player with approximately $19 billion in pro forma business revenue and $13 billion in business strategic revenue, for the trailing twelve months ended June 30, 2016. Together, CenturyLink’s and Level 3’s revenue will be 76 percent derived from business customers, and 65 percent of the combined company’s core revenue will be from strategic services. Given the complementary nature of the portfolios, the combined company will offer an even broader range of services and solutions to meet customers’ demand for more bandwidth and new applications in an increasingly complex operating environment.

•      Enhanced Broadband Infrastructure: This transaction will provide the combined company with increased opportunity to invest in its broadband infrastructure and enhance broadband speed for small businesses and consumers.

•      Strong Financial Profile: The combined company is expected to have improved adjusted EBITDA margins, revenue growth and pro forma net leverage of less than 3.7x at close, including run-rate synergies. The combined company will benefit from Level 3’s nearly $10 billion of net operating losses (“NOLs”). These NOLs will substantially reduce the combined company’s net cash tax expense over the next several years, positioning it to generate substantial free cash flow.

•      Improved Dividend Coverage: The improved free cash flow will enhance the combined company’s financial flexibility and significantly lower its payout ratio. CenturyLink expects to maintain its annual dividend of $2.16 per share.

•      Significantly Accretive to Free Cash Flow with Multiple Opportunities for Growth: CenturyLink expects the transaction to be accretive to free cash flow in the first full year following the close of the transaction and significantly accretive on an annual run-rate basis thereafter. Furthermore, the transaction will be accretive to CenturyLink’s existing growth profile with additional upside opportunities, including the ability to deploy CenturyLink’s and Level 3’s product portfolio across the combined customer bases. With increased network scale, and dense local metro areas and global reach, the combined company will be positioned to further expand internationally.

•      Substantial Run-Rate Synergies: Both companies have a proven ability to integrate and meet or exceed synergy targets. The increased scale afforded by the combined company is expected to generate $975 million of annual run-rate cash synergies, primarily from the elimination of duplicative functions, systems consolidation, and increased operational and capital efficiencies.

Management, Board and Location

After the close of the transaction, Glen Post will continue to serve as Chief Executive Officer and President and Sunit Patel, Executive Vice President and Chief Financial Officer of Level 3, will serve as Chief Financial Officer of the combined company.

The Chairman of CenturyLink’s Board at the time of the closing of the transaction will continue to serve as Chairman of the combined company. CenturyLink has agreed to appoint four Level 3 Board members at closing, one of whom will be a representative of STT Crossing Ltd., a wholly owned subsidiary of Singapore Technologies Telemedia Pte Ltd (“ST Telemedia”).

The combined company will be headquartered in Monroe, Louisiana and will maintain a significant presence in Colorado and the Denver metropolitan area.

Financing and Approvals

CenturyLink intends to finance the cash portion of the transaction and pay related fees and expenses through a combination of cash on hand at CenturyLink and Level 3, and approximately $7 billion of additional indebtedness. In connection therewith, CenturyLink has received financing commitments from BofA Merrill Lynch and Morgan Stanley & Co. LLC totaling approximately $10.2 billion for new secured debt facilities, comprised of a new $2 billion secured revolving credit facility and approximately $8.2 billion of other secured debt facilities, including the refinancing of indebtedness expected to mature prior to closing of the transaction. All existing indebtedness of Level 3 is expected to remain in place at Level 3 and Level 3 will not incur any incremental indebtedness or guarantee any indebtedness of CenturyLink to finance the transaction.

The companies anticipate closing the transaction by the end of third quarter 2017. The transaction is subject to regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, review by the U.S. Federal Communications Commission, certain state regulatory approvals and other customary closing conditions. The transaction is also subject to the approval of CenturyLink and Level 3 shareholders.

CenturyLink has entered into a voting agreement with STT Crossing, holder of approximately 18 percent of Level 3’s outstanding common stock, pursuant to which it will vote its Level 3 shares in favor of the transaction.

CenturyLink and Level 3 Third Quarter 2016 Earnings Results

In separate press releases issued today, CenturyLink and Level 3 announced earnings results for the third quarter 2016. In light of today’s transaction and third quarter earnings announcements, CenturyLink and Level 3 have both cancelled their previously announced calls for Wednesday, November 2, 2016 and Thursday, November 3, 2016, respectively. A joint presentation will be available at www.centurylink.com and www.level3.com.

Advisors

BofA Merrill Lynch and Morgan Stanley & Co. LLC acted as CenturyLink’s financial advisors, and Evercore provided a fairness opinion. Wachtell, Lipton, Rosen & Katz and Jones Walker are acting as CenturyLink’s legal advisors. Citigroup acted as financial advisor to Level 3, and Lazard provided a fairness opinion. Willkie Farr & Gallagher LLP acted as legal advisor to Level 3. Credit Suisse acted as financial advisor to ST Telemedia and Latham & Watkins acted as legal advisor to ST Telemedia.

Conference Call and Webcast

CenturyLink and Level 3 will host a conference call today at 8:00 A.M. ET to discuss this morning’s announcement as well as both companies’ third quarter 2016 financial results.

The conference call can be accessed by dialing (866) 610-1072 within the U.S. and (973) 935-2840 for all other locations. The confirmation code is 10841687. Participants should dial in 10 minutes prior to the scheduled start time.

A live webcast of the conference call and associated presentation materials will be available on the investor relations section of each company’s website at www.centurylink.com and www.level3.com.

A replay of the conference call will be available approximately two hours after completion of the conference call through November 14, 2016 and can be accessed by dialing (800) 585-8367 from the U.S. or (404) 537-3406 from outside the U.S. The replay confirmation code is 10841687. The webcast will be archived on the investor relations section of each company’s website through November 22, 2016.

About CenturyLink

CenturyLink (NYSE: CTL) is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides broadband, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network. Visit www.centurylink.com for more information.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Vyvx, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and elsewhere. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the proposed transaction, such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “will,” “estimates,” “expects,” “projects,” “plans,” “intends” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to:  the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and their respective shareholders; the possibility that the anticipated benefits from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Level 3’s operations with those of CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the effects of competition from a wide variety of competitive providers, including lower demand for CenturyLink’s legacy offerings; the effects of new, emerging or competing technologies, including those that could make the combined company’s products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; adverse changes in CenturyLink’s or the combined company’s access to credit markets on favorable terms, whether caused by changes in its financial position, lower debt credit ratings, unstable markets or otherwise; the combined company’s ability to effectively adjust to changes in the communications industry, and changes in the composition of its markets and product mix; possible changes in the demand for, or pricing of, the combined company’s products and services, including the combined company’s ability to effectively respond to increased demand for high-speed broadband service; the combined company’s ability to successfully maintain the quality and profitability of its existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on the combined company’s business and network from possible equipment failures, service outages, security breaches or similar events impacting its network; the combined company’s ability to maintain favorable relations with key business partners, suppliers, vendors, landlords and financial institutions; the ability of the combined company to utilize net operating losses in amounts projected; changes in the future cash requirements of the combined company; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Level 3’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed acquisition or any other transaction described above will in fact be consummated in the manner described or at all.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed transaction or the combined company.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document.  Unless legally required, CenturyLink and Level 3 undertake no obligation and each expressly disclaim any such obligation, to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

CenturyLink and Level 3 plan to file a joint proxy statement/prospectus with the SEC.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus and the filings that will be incorporated by reference in the joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Level 3, free of charge, at the website maintained by the SEC at www.sec.gov.  Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Level 3, 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: Investor Relations.

Participants in the Solicitation

The respective directors and executive officers of CenturyLink and Level 3 and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 5, 2016, and information regarding Level 3’s directors and executive officers is available in its proxy statement filed with the SEC by Level 3 on April 7, 2016.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.  This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

CenturyLink

Media:

Frank Tutalo

+1 703-363-8698

Frank.Tutalo@centurylink.com

Investors:

Kristie Waugh

+1 318-340-5627

Kristina.R.Waugh@centurylink.com

Level 3 Communications

Media:

Nikki Wheeler

+1 720-888-0560

Nikki.Wheeler@Level3.com

Investors:

Mark Stoutenberg

+1 720-888-2518

Mark.Stoutenberg@Level3.com